Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 15 to the Registration Statement (Form S-4 No. 333-121996) and the related Prospectus of NACCO Industries, Inc. for the offer by selling stockholders to exchange up to 342,503 shares of Class A Common Stock for 342,503 shares of Class B Common Stock of NACCO Industries, Inc. and to the incorporation by reference therein of our reports dated March 1, 2017, with respect to the consolidated financial statements and schedules of NACCO Industries Inc. and Subsidiaries, the effectiveness of internal control over financial reporting of NACCO Industries Inc. and Subsidiaries, and with respect to the combined financial statements of The Unconsolidated Mines of The North American Coal Corporation, included in NACCO Industries, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Cleveland, Ohio
March 3, 2017